Exhibit 3.2

As amended April 30, 2010

AMENDED AND RESTATED

BY-LAWS

of

TORCHMARK CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I. OFFICES

Section 1. Registered Office:

The registered office shall be established and maintained at the office of the The Corporation Trust Company, in the city of Wilmington, in the County of New Castle, in the State of Delaware, and said Corporation shall be the registered agent of this Corporation in charge thereof.

Section 2. Other Offices:

The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be in McKinney, Texas.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Stockholder Action:

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than ten nor more than sixty days’ written or electronic notice.

Section 2. Annual Meetings:

Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of Delaware, or by means of remote communication, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, if any, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation in Texas on the last Thursday of April.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect members of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting.

Section 3. Voting:

Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Any stockholder proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. All elections for directors shall be decided by a plurality vote; all other questions shall be decided by a majority vote except as otherwise provided by these By-Laws, the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or at the principal place of business of the Corporation. If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 4. Quorum:

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. In determining whether a quorum is present, shares held by a subsidiary corporation owned by this Corporation, and treasury shares, shall not be counted. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any duly organized meeting, except as otherwise provided by these By-Laws or in the Certificate of Incorporation, a vote of a majority of the stock represented thereat shall decide any question brought before the meeting.

Section 5. Notice of Meetings:

Notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered, shall be given in writing or by electronic transmission in the manner provided by law (including without limitation, as set forth in Article VI, Section 10 of these By-laws) to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 6. Order of Business:

The order of business at the annual meeting and, as far as practicable, at all other meetings of the stockholders shall be as follows:

1. Calling of roll.

2. Proof of due notice of meeting.

3. Reading and disposal of any unapproved minutes.

4. Reports of officers and committees.

5. Election of directors.

6. Unfinished business.

7. New business.

8. Adjournment.

ARTICLE III. DIRECTORS

Section 1. Number, Election and Terms:

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Commencing at the 2011 annual meeting of stockholders, directors whose terms have expired shall be elected annually for terms expiring at the next annual meeting following their election and shall remain in office until such director’s successor shall have been elected and qualified, except that any director in office at the 2011 annual meeting of stockholders whose term expires at the annual meeting of stockholders held in 2012 or 2013 shall serve the remainder of the term for which such director was elected and shall remain in office until such director’s successor shall have been elected and qualified. Accordingly, at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified. At the 2012 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified.

Section 2. Resignations:

Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its receipt by the Chief Executive Officer or Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 3. Newly Created Directorships and Vacancies:

Subject to the rights of the holders of any series of Preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, or if all of the directors shall have been removed, by a majority vote of the stockholders, and any director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders following the filling of such vacancy and shall remain in office until such director’s successor shall have been elected and qualified; provided that a director appointed to fill such a vacancy on or before the 2010 annual meeting of stockholders shall serve for the remainder of the term of such director’s predecessor and shall remain in office until such director’s successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

If the office of any member of a committee or other officer becomes vacant, the directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Subject in each case to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director serving a term that does not expire at the next annual meeting of stockholders following such director’s election by stockholders or appointment to fill a vacancy may be removed from office only for cause and only upon the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation entitled to vote thereon and (b) any other director may be removed from office, with or without cause, upon the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote thereon.

If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, these provisions shall not apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set out in the Certificate of Designations, Preferences & Rights for such shares.

Section 4. Powers:

The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 5. Election of Committee Members:

At each regular annual meeting of the Board of Directors, the directors may, by resolution or resolutions passed by a majority of the whole Board, designate directors to serve as members of the executive committee, the compensation committee, and the audit committee until the next regular meeting of the Board of Directors and until their successors are duly designated. At any regular or special meeting of the Board of Directors, the directors may elect additional advisors for these committees. Such advisors may or may not be members of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or for the period of time designated by the Board. The Board of Directors may from time to time provide for such other committees as may be deemed necessary and assign to such committees such authority and duties as are appropriate and allowed by Delaware law.

Section 6. Meetings:

The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board of Directors may be called by the Chief Executive Officer at any time or by the Secretary on the written request of any two directors upon at least twelve hours personal notice to each director. For purposes of this paragraph, personal notice shall be deemed given if telephonic notice is given to the business office of a director during normal business hours (8:00 a.m. to 5:00 p.m.) in the respective time zone in which the director’s office is located. Such special meetings shall be held at such place or places as may be determined by the Chief Executive Officer or the directors calling the meeting, and shall be stated in the notice of the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7. Quorum:

A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 8. Compensation:

Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses of attendance at meetings and other benefits and payments may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Section 9. Action without Meeting:

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV. STANDING COMMITTEES

Section 1. Compensation Committee:

The Board of Directors may elect from its own membership a compensation committee of not less than three nor more than eight members whose chairman shall also be named by the directors. The compensation committee shall prescribe the compensation of all persons who are deemed to be “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and any employees of the Corporation or its subsidiaries who earn a salary and bonus totaling $500,000 or more per year. The compensation of all other officers of the Corporation shall be determined by the Chief Executive Officer. The compensation committee shall also perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

Section 2. Audit Committee:

The audit committee shall consist of not less than three nor more than eight members elected by the directors from among their own number. The audit committee shall appoint the firm to be employed by the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review and approve the fees of the external auditors for audit and non-audit services; shall review, in consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statement, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

Section 3. Governance and Nominating Committee:

The governance and nominating committee shall consist of not less than three members elected by the directors from among their own number. The governance and nominating committee shall receive and evaluate the names and qualifications of potential director candidates, identify individuals qualified to become members of the Board of Directors consistent with criteria set by the Board of Directors and recommend director nominees to the Board of Directors, recommend the directors to be appointed to committees of the Board of Directors and to be appointed as the committee chairs, develop and recommend to the Board of Directors a set of governance guidelines for the Corporation, monitor and annually evaluate how effectively the Board of Directors and the Corporation have implemented the corporate governance guidelines, oversee evaluations of the Board of Directors and management, and perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

Section 4. Meetings:

Meetings of the compensation committee, the audit committee and the governance and nominating committee shall be held on call of the chairman of the board or any committee member. Meetings may be held informally, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. A majority of the members of a committee shall constitute a quorum.

Section 5. Action without Meeting:

Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if, prior to such action, all of the members of the committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee.

ARTICLE V. OFFICERS

Section 1. Officers:

The officers of the Corporation shall be a Chief Executive Officer, such Vice-Presidents as shall from time to time be deemed necessary, a Secretary, and such other officers as may be deemed appropriate. A Chairman of the Board and a Vice Chairman of the Board may also be elected. All such officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be directors. More than one office may be held by the same person.

Section 2. Chairman of the Board:

The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. He shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by the By-Laws and by the Board of Directors.

Section 3. Vice Chairman of the Board:

The Vice Chairman of the Board shall in the absence or inability to act of the Chairman of the Board preside at all meetings of the stockholders and directors, and exercise and discharge the responsibilities and duties of the Chairman of the Board. He shall have and perform such other duties as may be prescribed or assigned by the Board of Directors or the Chairman of the Board.

Section 4. Chief Executive Officer:

Subject to the control of the Board of Directors, the Chief Executive Officer shall be vested with authority to act for the Corporation, and shall have general and active management of the business of the Corporation and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed by the By-Laws and from time to time by the Board of Directors. In the absence or inability to act of the Chairman of the Board and the Vice Chairman of the Board or if the offices of Chairman of the Board and Vice Chairman of the Board shall be vacant, the Chief Executive Officer shall have and exercise all the powers and duties of such office. If the Chairman of the Board, Vice Chairman of the Board or the Chief Executive Officer is absent from any meeting of the Board of Directors or stockholders where either was to have presided, the other directors shall elect one of their number to preside at the meeting.

Section 5. Vice Presidents:

The Vice Presidents shall perform such duties as may be assigned to them from time to time by the By-Laws, the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 6. Secretary:

The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. He/She shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the corporation. The Secretary, or in his/her absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. He/She shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman, or the Chief Executive Officer.

Section 7. Other Officers and Agents:

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8. Election and Term:

The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal. Any officer may be elected by the Board of Directors at other than annual meetings to serve until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his election.

ARTICLE VI. MISCELLANEOUS

Section 1. Certificates of Stock:

The shares of stock of the Corporation may be either represented by certificates or uncertificated shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Any certificate of stock shall be signed by the Chairman or Vice Chairman of the Board, the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall certify the number of shares owned by the stockholder in the Corporation. Any or all of the signatures may be facsimiles.

Section 2. Lost Certificates:

The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of the Corporation alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as said Board may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates; but the Board of Directors may, at their discretion refuse to replace any lost certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate or certificates as in the Board’s discretion may be necessary to prevent loss to the Corporation.

Section 3. Transfer of Shares:

The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, and ledgers, or to the authorized agent of the Corporation, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the Corporation of all liability therefore in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

Section 4. Fractional Shares:

No fractional part of a share of stock shall ever be issued by this Corporation.

Section 5. Stockholders Record Date:

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Dividends:

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

The corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

Section 7. Seal:

The corporate seal shall consist of two concentric circles between which shall be “TORCHMARK CORPORATION DELAWARE” with a representation of the Corporate Logogram in the center.

Section 8. Fiscal Year:

The Fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9. Checks:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10. Notice and Waiver of Notice:

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the date of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Any notice of a meeting required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by a person by his attendance thereat, in person or by proxy. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice given pursuant to this Article VI, Section 10 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE VII. AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be adopted at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be adopted is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at a special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be adopted, is contained in the notice of such special meeting.